Exhibit 21

Subsidiaries of Registrant

ConAgra, Inc. is the parent corporation owning 100% (unless otherwise noted) of the voting securities of the following subsidiaries as of May 28, 1995:



						                                    												Jurisdiction of
Subsidiary															                             Incorporation

Atwood-Kellogg Company							                  							Minnesota

Chun-King, Inc.					                       											Delaware

ConAgra Capital L. C. (indirectly controlled)									Iowa

ConAgra Fertilizer Company (owns 100% of the
voting securities of one domestic corporation
engaged in the retail fertilizer business)			   						Nebraska

ConAgra Foreign Sales Corporation, Inc.		   										Guam

ConAgra International Fertilizer Company		  										Delaware

ConAgra International, Inc. (owns 100% of
the voting securities of fifty-four foreign
and one domestic corporation, and 90.9% of
three foreign corporations, all engaged
principally in the worldwide commodities
trading business and the processing of beef,
wool and malt)				                        												Delaware

ConAgra International (Far East) Limited
(owns 100% of the voting securities of three
foreign corporations engaged principally in
the worldwide commodities trading business)				 						Hong Kong

ConAgra International, S.A.			             											Spain

ConAgra Pet Products Company			             										Delaware

ConAgra Poultry Company			                 											Delaware

Country General, Inc.			                  												Delaware

Country Skillet Catfish Company				          									Delaware

CTC North America, Inc.		                 												Delaware

Golden Valley Microwave Foods, Inc.
(owns 100% of the voting securities
of three foreign corporations engaged
in the development and marketing
of foods for preparation in microwave ovens)										Minnesota

Hunt-Wesson, Inc. (owns 100% of the voting
securities of twenty-two domestic and three
foreign corporations engaged principally in
the production and marketing of retail,
foodservice and industrial food products)							      Delaware



Exhibit 21 (Continued)

                                    																		Jurisdiction of
Subsidiary																                            Incorporation

Klein/Berger Company						                   									California

Knott's Berry Farm Foods, Inc.		          												California

Kurt A. Becher GmbH & Co. KG			            											Germany

Lamb-Weston, Inc. (owns 100% of the voting
securities of three foreign and two domestic
corporations engaged in the potato products
business)						                               								Delaware

Miller Bros. Company, Inc.			              											Utah

Molinos de Puerto Rico, Inc.			            											Nebraska

Monfort, Inc. (owns 100% of the voting
securities of ten domestic corporations
engaged principally in the livestock feeding and
processing business)					                             Delaware

Northwest Fabrics and Crafts, Inc.						       							Delaware

Prairie Bean Company				                   											California

Superior Barge Lines Inc. (80% owned)    													Delaware

To-Ricos, Inc.		                        														Nebraska

United Agri Products, Inc. (owns 100% of
the voting securities of thirty-five domestic
and one foreign corporation engaged principally
in the agricultural chemicals business)				  									Delaware

United Milling Systems AIS				              										Denmark

The corporations listed above and on the previous pages are included in the consolidated financial statements, which are a part of this report.

ConAgra and its subsidiaries account for the following investments using the equity method of accounting:

Saprogal (100% owned)															                  Spain

Sapropor (99.9% owned)					                  									Portugal

Trident Seafoods Corporation
(50% owned as of May 28, 1995)			              							Washington